As filed with the United States Securities and Exchange Commission on July 11, 2006

Registration Statement No. 333-133075

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4387594
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6400 Shafer Court, Suite 100
Rosemont, Illinois  60018
(847) 384-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raymond J. Spencer
Chairman and Chief Executive Officer
Kanbay International, Inc.
6400 Shafer Court, Suite 100
Rosemont, Illinois  60018
(847) 384-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Leland E. Hutchinson, Esq.
Matthew F. Bergmann, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois  60601
(312) 558-5600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of the registration fee(3)
Common Stock, par value $0.001 per share	4,494,530 shares	$14.01	$65,265,558	$6,983.41

(1)   This registration statement relates to an aggregate of 4,494,530 shares of common stock, which consist of 4,254,061 shares included in the initial filing of this registration statement on April 7, 2006 and an additional 240,469 shares included herewith.

(2)   Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(a) and 457(c). The proposed maximum aggregate offering price of $65,265,558 is the sum of the proposed maximum aggregate offering price of the 4,254,061 shares included in the initial filing of this registration statement and the proposed maximum aggregate offering price of the 240,469 additional shares included herewith. The proposed maximum aggregate offering price of such additional shares was calculated based on the average of the high and low sale prices of the registrant’s common stock on the Nasdaq National Market System on July 7, 2006.

(3)   Computed in accordance with Rule 457(a) and 457(c) to be $6,983.41, which is equal to the sum of $6,622.93, the filing fee previously paid by the registrant in connection with the initial filing of this registration statement on April 7, 2006, plus $360.48, the filing fee payable with respect to the maximum aggregate offering price of the 240,469 additional shares included herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 11, 2006

PROSPECTUS

4,494,530 Shares

Common Stock

Certain stockholders named in a supplement to this prospectus may sell up to 4,494,530 shares of our common stock from time to time. In a prospectus supplement relating to such sales, we will identify each selling stockholder and the number of shares of our common stock each selling stockholder will be selling. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed for trading on the Nasdaq National Market under the symbol “KBAY.”  On July 10, 2006, the last reported sale price for our common stock was $14.10 per share.

A prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.

Investing in our common stock involves certain risks. Risks associated with our common stock are described in certain of our filings with the Securities and Exchange Commission. See “Risk Factors” on page 3.

This prospectus may not be used to offer or sell any of our common stock unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

, 2006

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. We have not authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”  In this prospectus, references to the “Company,” “Kanbay,” “registrant,” “we,” “us,” and “our” refer to Kanbay International, Inc. The phrase “this prospectus” refers to this prospectus and the applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the Securities and Exchange Commission contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the Securities and Exchange Commission incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

ABOUT KANBAY

We are a global information technology, or IT, services firm. We provide management consulting, technology integration and development and outsourcing services through our global delivery platform to clients focused on financial services and consumer and industrial products. We also have an emerging presence in the communications and media and life sciences industries. We are headquartered in greater Chicago, Illinois with offices in North America and India as well as London, Singapore, Hong Kong, Tokyo and Melbourne.

On March 9, 2006, we completed the acquisition of Adjoined Consulting, Inc., a privately held IT consulting firm based in Miami, Florida. The aggregate purchase price was approximately $165 million, subject to certain post-closing adjustments, which consisted of cash in the amount of approximately $95 million and 4,254,839 shares of our common stock. The unaudited pro forma combined statements of income of the Company for the year ended December 31, 2005 and the three months ended March 31, 2006, in each case giving effect to the acquisition of Adjoined as if it had occurred on January 1, 2005, are included elsewhere in this prospectus. This prospectus covers the offering for resale of the shares of our common stock held by the former stockholders of Adjoined listed as “Selling Stockholders” in a prospectus supplement.

In connection with our acquisition of Adjoined Consulting, Inc., Adjoined Consulting LLC (f/k/a Kanbay Consulting, LLC), a wholly-owned subsidiary of ours, assumed certain obligations to GZC Group, LLC pursuant to a merger agreement by and among Adjoined Consulting, Inc., Gazelle Acquisition Inc., GZC Group, LLC and certain members of GZC Group, LLC. On May 26, 2006, we entered into an amendment to such agreement pursuant to which we agreed, among other things, to (i) satisfy the outstanding payment obligation to GZC Group, LLC, a portion of which consisted of the issuance of 240,469 shares of our common stock, and (ii) amend the registration statement of which this prospectus is a part to include the offering for resale of the 240,469 shares of our common stock owned by GZC Group, LLC.

Our principal executive office is located at 6400 Shafer Court, Suite 100, Rosemont, Illinois  60018, and our telephone number at that office is (847) 384-6100. Our web site is located at www.kanbay.com. Information contained on our web site does not constitute part of this prospectus.

RISK FACTORS

You should carefully consider the risks under the caption “Risk Factors” in our filings with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference herein, before making an investment decision.  If any of these risks actually occur, there could be a material adverse effect on our business, financial condition, cash flows or results of operations. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment. These are not the only risks we face, and additional risks that are not yet identified or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

We are registering the shares of our common stock offered by this prospectus and the applicable prospectus supplement for the account of the selling stockholders identified in the section of the applicable prospectus supplement entitled “Selling Stockholders.”  The proceeds from the sale of our common stock by this prospectus and the applicable prospectus supplement will go to the selling stockholders who offer and sell their shares of our common stock. We will not receive any part of the proceeds from the sale of these shares.

SELLING STOCKHOLDERS

On March 9, 2006, we completed the acquisition of Adjoined Consulting, Inc., a privately held IT consulting firm based in Miami, Florida. The aggregate purchase price was approximately $165 million, subject to certain post-closing adjustments, which consisted of cash in the amount of approximately $95 million and 4,254,839 shares of our common stock. The unaudited pro forma combined statements of income of the Company for the year ended December 31, 2005 and the three months ended March 31, 2006, in each case giving effect to the acquisition of Adjoined as if it had occurred on January 1, 2005, are included elsewhere in this prospectus. This prospectus covers the offering for resale of the shares of our common stock held by certain former stockholders of Adjoined that may be offered and sold from time to time.

On March 9, 2006, we entered into a registration rights agreement with certain former stockholders of Adjoined Consulting, Inc., pursuant to which we agreed to register for resale the shares of our common stock issued to them in connection with our acquisition of Adjoined. Under the registration rights agreement, such stockholders are not permitted to sell or otherwise dispose of (i) any shares of our common stock acquired in connection with our acquisition of Adjoined during the 90-day period immediately following the date the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission and (ii) more than 50% of any shares of our common stock acquired in connection with our acquisition of Adjoined during the succeeding 90-day period commencing 90 days after the date the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission.

On March 9, 2006, we also entered into an escrow agreement, pursuant to which 452,335 shares of the 4,494,530 shares of our common stock registered for resale under this prospectus have been deposited in an escrow account. These escrowed shares may be used to satisfy potential indemnification obligations of the former stockholders of Adjoined Consulting, Inc. The escrowed shares that are not needed to cover outstanding claims made by us pursuant to the escrow agreement will be released on April 2, 2007.

In connection with our acquisition of Adjoined Consulting, Inc., Adjoined Consulting LLC (f/k/a Kanbay Consulting, LLC), a wholly-owned subsidiary of ours, assumed certain obligations to GZC Group, LLC pursuant to a merger agreement by and among Adjoined Consulting, Inc., Gazelle Acquisition Inc., GZC Group, LLC and certain members of GZC Group, LLC. On May 26, 2006, we entered into an amendment to such agreement pursuant to which we agreed, among other things, to (i) satisfy the outstanding payment obligation to GZC Group, LLC, a portion of which consisted of the issuance of 240,469 shares of our common stock, and (ii) amend the registration statement of which this prospectus is a part to include the offering for resale of the 240,469 shares of our common stock owned by GZC Group, LLC. Under such amendment, GZC Group, LLC is not permitted to sell or otherwise dispose of any such shares during the six-month period immediately following the date the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission.

Selling stockholders will be identified in a prospectus supplement. The applicable prospectus supplement will set forth, with respect to each selling stockholder:

•                  the name of the selling stockholder;

•                  the nature of the position, office or other material relationship which the selling stockholder has had within the prior three years with us or any of our affiliates;

•                  the number of shares of our common stock owned by the selling stockholder prior to the offering;

•                  the number of shares of our common stock to be offered by the selling stockholder; and

•                  the amount and (if one percent or more) the percentage of shares of our common stock to be owned by the selling stockholder after the completion of the offering.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on the Nasdaq National Market or any other organized market where our shares of common stock may be traded, sell any or all of their shares of our common stock through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholders may distribute the shares of our common stock from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  one or more block trades in which the broker-dealer will attempt to sell the shares as agent or principal of all of the shares held by the selling stockholder;

•                  purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholders may engage in short sales against the box, puts and calls and other transactions in our common stock or derivatives of our common stock and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If the selling stockholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus, or may transfer the shares by gift, distribution or other transfer not involving market makers or established trading markets.

Agents may from time to time solicit offers to purchase our common stock from the selling stockholders. If required, any agent involved in the offer or sale of our common stock will be named, and any compensation payable to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If underwriters are used in a sale, our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of our common stock, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of our common stock, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus and the applicable prospectus supplement will be used by the underwriters to resell our common stock.

If a dealer is used in the sale of our common stock, the selling stockholder or an underwriter will sell our common stock to the dealer, as principal. The dealer may then resell our common stock to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in a prospectus supplement.

The selling stockholders, underwriters, dealers or agents that are involved in selling shares of our common stock may be deemed to be “underwriters” as defined in the Securities Act of 1933 in connection with such sales, and any discounts or commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. We will identify any underwriters, dealers or agents, and describe their compensation, in a prospectus supplement. In compliance with the guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to a prospectus supplement.

Certain of any such underwriters, dealers and agents, including their affiliates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. We or the selling stockholders may enter into agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of our common stock, any underwriters or agents, as the case may be, involved in the offering of our common stock may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our common stock for their own account. In addition, to cover overallotments or to stabilize the price of our common stock, the underwriters or agents, as the case may be, may bid for, and purchase, our common stock in the open market. Finally, in any offering of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing our common stock in the offering if the syndicate repurchases previously distributed shares of our common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities.

We intend to maintain the effectiveness of the registration statement of which this prospectus is a part for such period as required to satisfy our obligations under the registration rights agreement between the selling stockholders and us. We may suspend the selling stockholders’ rights to resell shares of our common stock under this prospectus.

EXPENSES

We have agreed to pay the fees and expenses incurred in connection with the preparation and filing of this prospectus, the related registration statement and any applicable prospectus supplement, except for commissions and discounts of underwriters, brokers or dealers, fees and expenses of more than one counsel for the selling stockholders and any transfer fees incurred in connection with resales of our common stock by the selling stockholders, each to be paid by the selling stockholders. We have also agreed to pay Securities and Exchange Commission and NASD registration fees and fees and expenses incurred in connection with the registration or qualification of our common stock for resale under state securities laws.

LEGAL MATTERS

The validity of the shares of our common stock to be offered for resale by the selling stockholders under this prospectus will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The audited historical financial statements beginning on page 1 of Exhibit 99.2 of our Current Report on Form 8-K/A filed on May 25, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below filed by us (File No. 000-50849) with the Securities and Exchange Commission until all of the shares offered by this prospectus are sold:

•      Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 16, 2006;

•      Definitive Proxy Statement for 2006 Annual Meeting of Stockholders on Schedule 14A filed on May 1, 2006;

•      Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 filed on May 10, 2006;

•      Current Reports on Form 8-K filed on February 14, 2006, March 15, 2006, March 20, 2006, April 7, 2006, April 27, 2006, May 3, 2006 and June 23, 2006 and Current Report on Form 8-K/A filed on May 25, 2006;

•       The description of our shares of common stock contained in the registration statement on Form 8-A filed on July 15, 2004, including any subsequent amendment or any report filed for the purpose of updating such description; and

•       All documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering.

Our Current Reports on Form 8-K furnished under Items 2.02 and 7.01 of Form 8-K are not incorporated by reference in this prospectus. Any statement contained in a document or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934 and accordingly file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file with the Securities Exchange Commission at the Securities and Exchange Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site at http://www.sec.gov that contains materials we file electronically with the Securities and Exchange Commission.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits specifically incorporated by reference in such information. Requests for such information should be directed to:

Kanbay International, Inc.
Attention:  Investor Relations
6400 Shafer Court, Suite 100
Rosemont, Illinois  60018
Telephone: (847) 384-6100

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Unaudited pro forma combined statement of income of Kanbay International, Inc. for the year ended
December 31, 2005.

The following unaudited pro forma combined statement of income of Kanbay International, Inc. (“Kanbay” or the “Company”) has been prepared to give effect to the Company’s acquisition of Adjoined Consulting Inc. (“Adjoined”) assuming the acquisition had occurred on January 1, 2005.

We have engaged independent appraisers to assist us in determining the fair values of tangible and intangible assets acquired in the Adjoined acquisition. We have allocated the total purchase price to the assets and liabilities using preliminary estimates of their fair value based on work performed to date by the independent appraisers. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

The Adjoined acquisition will be accounted for as a purchase in accordance with Statement of Financial Accounting Standards No.141, Business Combinations. Under the purchase method of accounting, the total purchase price will be allocated to the assets acquired and liabilities assumed of Adjoined based on respective fair values.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. In determining the appropriate interest rate for our variable rate credit facility, we have applied the interest formula in our credit facility to the interest indices in effect during the pro forma period presented. The notes to the unaudited pro forma combined statement of income provide a detailed discussion of how such adjustments were derived.

No pro forma adjustments have been made to the historical financial statements for the Company’s March 2005 acquisition of Accurum Inc. and Adjoined’s May 2005 acquisition of Sapphire Consulting Company and September 2005 acquisition of Gazelle Consulting Inc. These acquisitions were not considered significant for the purposes of the pro forma combined statement. The unaudited pro forma combined statement of income does not include potential cost savings from operating efficiencies or synergies that may result from the Adjoined acquisition.

The unaudited pro forma statement of income does not purport to represent what the results of operations would actually have been had the Adjoined acquisition in fact occurred on January 1, 2005 or to project the results of operations for any future period.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME OF KANBAY INTERNATIONAL, INC.
For the Year Ended December 31, 2005
(dollars in thousands, except share and per share amounts)

	Kanbay International, Inc. Historical	Adjoined Consulting, Inc. Historical	Pro Forma Adjustments		Pro Forma
Net revenues—related parties	$149,030				$149,030
Net revenues—third parties	81,447	$101,009			182,456
Total revenues	230,477	101,009			331,486
Cost of revenues	121,198	70,208	$1,375	(a)	192,781
Gross profit	109,279	30,801	(1,375)		138,705
Sales and marketing expenses	18,791	2,355			21,146
General and administrative expenses	39,231	17,497	825	(b)	57,553
Stock compensation expense	337	17,407		(c)	17,744
Total selling, general and administrative expenses	58,359	37,259	825		96,443
Depreciation and amortization	9,353	2,620	636	(d)	12,609
Loss on sale of fixed assets	234	—			234
Income (loss) from operations	41,333	(9,078)	(2,836)		29,419
Other income (expense):
Interest expense	(12)	(607)	(4,623	)(e)	(5,242)
Interest income and other income	2,235	388	(335	)(f)	2,288
Foreign exchange loss	(1,267)	—			(1,267)
Equity in earnings of affiliate	1,485	—			1,485
Gain on sale of net assets	270	—			270
Other, net	571	—			571
	3,282	(219)	(4,958)		(1,895)
Income (loss) before income taxes	44,615	(9,297)	(7,794)		27,524
Income tax expense (benefit)	11,475	2,766	(3,118	)(g)	11,123
Net income (loss)	$33,140	$(12,063)	$(4,676)		$16,401

Weighted average number of shares of common stock outstanding	34,120,045		4,254,483	(h)	38,374,528
Effect of dilutive stock options and warrants	3,368,122		—		3,368,122
Denominator for diluted income per share calculation	37,488,167		4,254,483		41,742,650
Income per share of common stock
Basic	$0.97				$0.43
Diluted	$0.88				$0.39
The composition of stock compensation expense is as follows:
Cost of revenues	$46	$3,834			$3,880
Sales and marketing expenses	15	—			15
General and administrative expenses	276	13,573			13,849
	$337	$17,407			$17,744

See accompanying notes to unaudited pro forma combined statement of income.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2005
(dollars in thousands, except share amounts)

1.                 Basis of presentation

Our unaudited pro forma combined statement of income for the year ended December 31, 2005 presents our combined results of operations assuming that the Adjoined acquisition and the new credit facility to finance the acquisition had been completed on January 1, 2005. In our opinion, this statement includes all material adjustments necessary to reflect, on a pro forma basis, the impact of the Adjoined acquisition and the new credit facility on our historical results of operations. The pro forma adjustments set forth in the unaudited pro forma combined statement of income are described more fully in Note 2, “Pro forma adjustments” below.

The unaudited pro forma combined statement of income should be read in conjunction with the Company’s historical audited consolidated financial statements and accompanying notes for the period ended December 31, 2005 in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006 and Adjoined’s historical audited financial statements for the period ended December 31, 2005 included in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2006 as Exhibit 99.2. The impact of the Adjoined acquisition is reflected in the Company’s unaudited consolidated balance sheet as of March 31, 2006 included in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2006.

2.                 Pro forma adjustments

The unaudited pro forma combined statement of income gives effect to the following pro forma adjustments:

(a)          Cost of revenues — In connection with the Adjoined acquisition, a stay incentive program was established to assist in retaining certain key Adjoined employees. The first year cost of this program is $2,200, of which $1,375 relates to employees responsible for providing revenue producing services.

(b)         General and administrative expenses — The balance of the first year cost of the stay incentive program, or $825, relates to employees responsible for administrative services. There is an estimated $1,400 of first year integration costs as a result of the Adjoined acquisition which are not reflected in the pro forma adjustments as a material non-recurring charge and which will be reflected in the Company’s income within the 12 months following the transaction.

(c)          Stock compensation expense — During 2005, Adjoined entered into a program for certain holders of Adjoined stock options which resulted in a change to variable accounting for the Adjoined stock option program. Under the assumption that the acquisition was completed prior to the change in the Adjoined stock option program there would have been no Adjoined stock compensation expense in 2005. All Adjoined stock options were settled prior to the completion of the acquisition. While this material charge does not have a continuing impact following the transaction it is not directly attributable to the transaction and no pro forma adjustment of $17,407 is included.

(d)         Depreciation and amortization — The preliminary purchase accounting has estimated the following intangible assets, estimated lives and first year amortization expense as follows:

	Preliminary valuation	Estimated life in years	First year amortization
Non-compete agreements	$1,314	3	$438
Customer relationships	9,912	16	620
Backlog of existing business	721	3	240
Pipeline of current opportunities	1,766	3	589
Total	$13,713		1,887
Elimination of Adjoined amortization of intangibles			(1,251)
Pro forma adjustment to depreciation and amortization			$636

(e)          Interest expense — The Adjoined acquisition resulted in the financing of a portion of the purchase price with a new credit facility and the repayment of all outstanding Adjoined debt prior to the acquisition. The effect on interest expense is as follows:

Period	Principal Outstanding	Interest Rate	Interest expense for the period
January 1 to March 31, 2005	$98,000	4.50%	$1,102
April 1 to June 30, 2005	96,750	4.75%	1,162
July 1 to September 30, 2005	95,500	5.25%	1,281
October 1 to December 31, 2005	94,250	5.75%	1,385
Amortization of deferred financing costs of new credit facility			300
Pro forma interest expense			5,230
Elimination of Adjoined historical interest expense			(607)
Pro forma adjustment to interest expense			$4,623

Amounts outstanding under the new credit facility are expected to bear interest at LIBOR plus 150 basis points. Deferred financing costs of approximately $1,500 were incurred in connection with the new credit facility. Such costs will be amortized on a straight line basis, which approximates the interest method, over the term of the related indebtedness. An increase or decrease of 1/8% in the interest rate of the debt would change pro forma interest expense for the year ended December 31, 2005 by $122.

(f)            Interest income — The Adjoined acquisition did not include cash balances as Kanbay paid the former Adjoined stockholders for such cash balances as part of the acquisition. As a result, interest income earned during 2005 is decreased by $335 due to the reduction in cash otherwise available.

(g)         Income tax expense (benefit) — The adjustment of income tax expense (benefit) has been computed at an effective rate of 40%.

(h)         Weighted average number of shares of common stock outstanding — Reflects the additional shares issued in connection with the acquisition. No stock options or other potentially dilutive securities were issued to Adjoined employees at the time of the acquisition.

Unaudited pro forma combined statement of income of Kanbay International, Inc. for the three months ended
March 31, 2006.

The following unaudited pro forma combined statement of income of Kanbay International, Inc. (“Kanbay” or the “Company”) has been prepared to give effect to the Company’s acquisition of Adjoined Consulting Inc. (“Adjoined”) assuming the acquisition had occurred on January 1, 2005. The acquisition of Adjoined occurred for accounting purposes on March 1, 2006. The historical Adjoined results which follow are for the two months ended February 28, 2006 and the historical Kanbay results include the post acquisition results of Adjoined for the month of March 2006.

We have engaged independent appraisers to assist us in determining the fair values of tangible and intangible assets acquired in the Adjoined acquisition. We have allocated the total purchase price to the assets and liabilities using preliminary estimates of their fair value based on work performed to date by the independent appraisers. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

The Adjoined acquisition will be accounted for as a purchase in accordance with Statement of Financial Accounting Standards No.141, Business Combinations. Under the purchase method of accounting, the total purchase price will be allocated to the assets acquired and liabilities assumed of Adjoined based on respective fair values.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. In determining the appropriate interest rate for our variable rate credit facility, we have applied the interest formula in our credit facility to the interest indices in effect during the pro forma period presented. The notes to the unaudited pro forma combined statement of income provide a detailed discussion of how such adjustments were derived.

The unaudited pro forma combined statement of income does not include potential cost savings from operating efficiencies or synergies that may result from the Adjoined acquisition.

The unaudited pro forma statement of income does not purport to represent what the results of operations would actually have been had the Adjoined acquisition in fact occurred on January 1, 2005 or to project the results of operations for any future period.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME OF KANBAY INTERNATIONAL, INC.
For the Three Months Ended March 31, 2006
(dollars in thousands, except share and per share amounts)

	Kanbay International, Inc. Historical	Adjoined Consulting, Inc. Historical	Pro Forma Adjustments		Pro Forma
Net revenues—related parties	$35,177				$35,177
Net revenues—third parties	39,278	$21,183			60,461
Total revenues	74,455	21,183			95,638
Cost of revenues	41,995	15,374	$481	(a)	57,850
Gross profit	32,460	5,809	(481)		37,788
Sales and marketing expenses	5,710	490			6,200
General and administrative expenses	13,979	7,563	(1,924	)(b)	19,618
Total selling, general and administrative expenses	19,689	8,053	(1,924)		25,818
Depreciation and amortization	3,518	499	(191	)(c)	3,826
Loss on sale of fixed assets	14	—			14
Income (loss) from operations	9,239	(2,743)	1,815		8,130
Other income (expense):
Interest expense	(701)	(80)	(747	)(d)	(1,528)
Interest income and other income	662	108	(67	)(e)	703
Foreign exchange gain	155	—			155
Equity in earnings of affiliate	594	—			594
Other, net	15	—			15
	725	28	(814)		(61)
Income (loss) before income taxes	9,964	(2,715)	820		8,069
Income tax expense (benefit)	2,392	(1,331)	328	(f)	1,389
Net income (loss)	$7,572	$(1,384)	$492		$6,680

Weighted average number of shares of common stock outstanding	36,074,156		2,789,050	(g)	38,863,206
Effect of dilutive stock options and warrants	2,350,886		—		2,350,886
Denominator for diluted income per share calculation	38,425,042		2,789,050		41,214,092
Income per share of common stock
Basic	$0.21				$0.17
Diluted	$0.20				$0.16

See accompanying notes to unaudited pro forma combined statement of income.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Three Months Ended March 31, 2006
(dollars in thousands, except share amounts)

1.                                      Basis of presentation

Our unaudited pro forma combined statement of income for the three months ended March 31, 2006 presents our combined results of operations assuming that the Adjoined acquisition and the new credit facility to finance the acquisition had been completed on January 1, 2005. In our opinion, this statement includes all material adjustments necessary to reflect, on a pro forma basis, the impact of the Adjoined acquisition and the new credit facility on our historical results of operations. The pro forma adjustments set forth in the unaudited pro forma combined statement of income are described more fully in Note 2, “Pro forma adjustments” below.

The unaudited pro forma combined statement of income should be read in conjunction with the Company’s historical audited consolidated financial statements and accompanying notes for the period ended December 31, 2005 in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006 and Adjoined’s historical audited financial statements for the period ended December 31, 2005 included in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2006 as Exhibit 99.2. The impact of the Adjoined acquisition is reflected in the Company’s unaudited consolidated balance sheet as of March 31, 2006 included in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2006.

2.                                      Pro forma adjustments

The unaudited pro forma combined statement of income gives effect to the following pro forma adjustments:

(a)          Cost of revenues — In connection with the Adjoined acquisition, a stay incentive program was established to assist in retaining certain key Adjoined employees. The second year cost of this program is $3,375, of which $1,925 relates to employees responsible for providing revenue producing services. For the first three months of the second year the cost is $481.

(b)         General and administrative expenses — The balance of the second year cost of the stay incentive program, or $1,450, relates to employees responsible for administrative services. For the first three months of the second year the cost is $363. Adjoined also incurred material non recurring charges specific to the transaction for a finders fee and legal expenses.

Stay incentive program	$363
Finders fee incurred by Adjoined at deal closing	(2,022)
Legal expenses directly attributable to the acquisition	(265)
Pro forma adjustment to general and administrative expenses	$(1,924)

(c)          Depreciation and amortization — The preliminary purchase accounting has estimated the following intangible assets, estimated lives and first year amortization expense as follows:

	Preliminary valuation	Estimated life in years	Second year amortization
Non-compete agreements	$1,314	3	$438
Customer relationships	9,912	16	620
Backlog of existing business	721	3	240
Pipeline of current opportunities	1,766	3	589
Total	$13,713		1,887
Pro forma amortization for three months ended March 31, 2006			472
Elimination of historical amortization of intangibles			(663)
Pro forma adjustment to depreciation and amortization			$(191)

(d)         Interest expense — The Adjoined acquisition resulted in the financing of a portion of the purchase price with a new credit facility and the repayment of all outstanding Adjoined debt prior to the acquisition. The effect on interest expense is as follows:

Period	Principal Outstanding	Interest Rate	Interest expense for the period
January 1 to March 31, 2006	$93,000	6.25%	$1,453
Amortization of deferred financing costs of new credit facility			75
Pro forma interest expense			1,528
Elimination of historical interest expense			(781)
Pro forma adjustment to interest expense			$747

Amounts outstanding under the new credit facility are expected to bear interest at LIBOR plus 150 basis points. Deferred financing costs of approximately $1,500 were incurred in connection with the new credit facility. Such costs will be amortized on a straight line basis, which approximates the interest method, over the term of the related indebtedness. An increase or decrease of 1/8% in the interest rate of the debt would change pro forma interest expense for the three months ended March 31, 2006 by $29.

(e)          Interest income — The Adjoined acquisition did not include cash balances as Kanbay paid the former Adjoined stockholders for such cash balances as part of the acquisition. As a result, interest income earned during the three months ended March 31, 2006 is decreased by $67 due to the reduction in cash otherwise available.

(f)            Income tax expense (benefit) — The adjustment of income tax expense (benefit) has been computed at an effective rate of 40%.

(g)         Weighted average number of shares of common stock outstanding — Reflects the pro-rata additional shares issued in connection with the acquisition. No stock options or other potentially dilutive securities were issued to Adjoined employees at the time of the acquisition.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable in connection with the sale of our common stock being registered, all of which will be paid by us. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$6,983.41
Legal fees and expenses	$100,000.00
Accounting fees and expenses	$40,000.00
Miscellaneous	$10,000.00
Total	$156,983.41

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

We are incorporated under the laws of the State of Delaware. Our certificate of incorporation and by-laws provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

In addition, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•                  for any breach of the director’s duty of loyalty to Kanbay or its stockholders;

•                  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  for payment of dividends or stock purchases or redemptions by the corporation in violation of Section 174 of the Delaware General Corporation Law; or

•                  for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation includes such a provision. As a result of this provision, Kanbay and its stockholders may be unable to obtain monetary damages from a director for certain breaches of his or her fiduciary duty to Kanbay. This provision does not, however, eliminate a director’s fiduciary responsibilities, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain officers and key employees that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law, as amended from time to time. These indemnification agreements may require us, among other things, to indemnify our directors and certain officers and key employees against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors or certain officers or key employees in investigating or defending any such action, suit or proceeding. However, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to Kanbay (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses) for settlements not approved by Kanbay or for settlements and expenses if the settlement is not approved by the court.

Directors’ and Officers’ Liability Insurance

Kanbay maintains directors’ and officers’ liability insurance policies, which insure against liabilities that directors or officers may incur in such capacities. These insurance policies, together with the indemnification agreements, may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or otherwise.

Item 16. Exhibits.

Exhibit Number	Description

2.1*

Merger Agreement dated as of February 13, 2006 among Kanbay International, Inc., Kanbay Consulting, LLC, Adjoined Consulting, Inc. and certain stockholders of Adjoined Consulting, Inc. (incorporated by reference to the corresponding exhibit to the Current Report on Form 8-K filed on February 14, 2006).

4.1*	Form of Common Stock Certificate (incorporated by reference to the corresponding exhibit to the Registration Statement on Form S-1 of Kanbay International, Inc. (File No. 333-113495)).

4.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of May 26, 2006 by and among Adjoined Consulting LLC, Gazelle Acquisition Inc., GZC Group, LLC, certain members of GZC Group, LLC and Kanbay International, Inc.

10.1*

Registration Rights Agreement, dated as of March 9, 2006, between Kanbay International, Inc. and the former stockholders of Adjoined Consulting, Inc. signatories thereto (incorporated by reference to the corresponding exhibit to the Current Report on Form 8-K filed on March 15, 2006).

10.2*

Escrow Agreement, dated as of March 9, 2006, by and among Kanbay International, Inc., American Stock Transfer & Trust Company and Matthew Newton (incorporated by reference to the corresponding exhibit to the Current Report on Form 8-K filed on March 15, 2006).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Winston & Strawn LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney.

*  Previously filed.

Item 17.                 Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on July 11, 2006.

KANBAY INTERNATIONAL, INC.

By:	/s/ RAYMOND J. SPENCER
Raymond J. Spencer
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAYMOND J. SPENCER	Chairman of the Board and Chief	July 11, 2006
Raymond J. Spencer	Executive Officer (principal executive officer)

*	Executive Vice President, Chief Financial Officer and Secretary	July 11, 2006
William F. Weissman	(principal financial and accounting officer)

*	Director	July 11, 2006
Donald R. Caldwell

*	Director	July 11, 2006
Kenneth M. Harvey

*	Director	July 11, 2006
B. Douglas Morriss

*	Director	July 11, 2006
Michael E. Mikolajczyk

*	Director	July 11, 2006
Cyprian D’Souza

*	Director	July 11, 2006
Harry C. Gambill

*By:	/s/ Raymond J. Spencer
Raymond J. Spencer, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

2.1*

Merger Agreement dated as of February 13, 2006 among Kanbay International, Inc., Kanbay Consulting, LLC, Adjoined Consulting, Inc. and certain stockholders of Adjoined Consulting, Inc. (incorporated by reference to the corresponding exhibit to the Current Report on Form 8-K filed on February 14, 2006).

4.1*	Form of Common Stock Certificate (incorporated by reference to the corresponding exhibit to the Registration Statement on Form S-1 of Kanbay International, Inc. (File No. 333-113495)).

4.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of May 26, 2006 by and among Adjoined Consulting LLC, Gazelle Acquisition Inc., GZC Group, LLC, certain members of GZC Group, LLC and Kanbay International, Inc.

10.1*

Registration Rights Agreement, dated as of March 9, 2006, between Kanbay International, Inc. and the former stockholders of Adjoined Consulting, Inc. signatories thereto (incorporated by reference to the corresponding exhibit to the Current Report of Form 8-K filed on March 15, 2006).

10.2*

Escrow Agreement, dated as of March 9, 2006, by and among Kanbay International, Inc., American Stock Transfer & Trust Company and Matthew Newton (incorporated by reference to the corresponding exhibit to the Current Report of Form 8-K filed on March 15, 2006).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Winston & Strawn LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney.

*   Previously filed.